Exhibit 99.1

Planet Green Holdings Corp. Announces Acceptance of Compliance Plan by NYSE

NEW YORK, February 19, 2026 /PRNewswire/ -- Planet Green Holdings Corp. (“Planet Green”, the “Company”) (NYSE American: PLAG) announced today that the Company has received notice from NYSE Regulation regarding its continued listing status. NYSE Regulation has reviewed the Company’s January 6, 2026 plan and financial statement projections and determined to accept the plan and grant a plan period through June 8, 2027 (the “Plan Period Deadline”). NYSE Regulation staff will review the Company periodically for compliance with the initiatives outlined in the plan. If the Company is not in compliance with the continued listing standards by the Plan Period Deadline, or if the Company does not make progress consistent with the plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information please contact:

Ms. Lili Hu

Chief Financial Officer

Phone: 347 370 2352

Email: hulili@planetgreenholdings.com